UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 7, 2011 Nara Bancorp, Inc. (“Nara”) issued a joint press release with Center Financial Corporation (“Center”) announcing the receipt on November 4, 2011 of approval from the Federal Deposit Insurance Corporation for the merger of their bank subsidiaries in connection with the merger of equals of the two bank holding companies. A copy of the press release is attached hereto as Exhibit 99.1.

On November 3, 2011, Nara and Center previously announced in a joint press release the receipt of approvals for their merger of equals from California Department of Financial Institutions (“DFI”) and the Federal Reserve Bank of San Francisco (“FRBSF”). A copy of the press release is attached hereto as Exhibit 99.2.

In the November 7, 2011 joint press release, Nara also announced that it had received authorization from the DFI and FRBSF to terminate the board resolutions at both the bank and holding company levels that had previously been adopted at the request of the bank regulators.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 7, 2011

99.2	Press Release dated November 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: November 9, 2011	/s/ Alvin D. Kang
Alvin D. Kang
President and Chief Executive Officer